EXHIBIT 99.1

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LOGO: FloridaFirst Bancorp, Inc.
Subscription & Community Offering Stock Order Form
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FloridaFirst Bancorp, Inc.
Conversion Center
XXX STREET
Suite XXX
Lakeland, Florida 33801
(941) XXX-XXXX
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Expiration Date
for Stock Order Forms:
______, December XX,2000
4:00 P.M., Eastern Time
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IMPORTANT-PLEASE  NOTE: A properly  completed  original stock order form must be used to subscribe for Common  Stock.  Copies of this form are not required to be
accepted.   Please  read  the  Stock   Ownership  Guide  and  Stock  Order  Form
Instructions as you complete this form.
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(1) Number of Shares  [________] x Subscription Price $ 10.00 =
(2) Total Payment Due [________]

The minimum purchase is 25 shares. The maximum purchase limitations are (i) in the Subscription Offering-for any eligible subscriber, $300,000 (30,000 shares); and (ii) in the Community Offering-for any person, $300,000 (30,000 shares). In addition, no person, together with associates of and persons acting in concert with such person, may purchase in the aggregate more than the number of shares of conversion stock that when combined with exchange shares received by such person would exceed the overall maximum purchase limitation of $500,000 (50,000 shares).
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(3) Employee/Officer/Director Information
[ ] Check here if you are an employee,  officer or director of FloridaFirst Bank or FloridaFirst Bancorp MHC or a member of such person's immediate family.
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(4) Method of Payment/Check
Enclosed is a check, bank draft or money order made payable to FloridaFirst Bank Bank in the amount indicated in this box. Check Amount [________]
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(5) Method of Payment/Withdrawal
The undersigned authorizes withdrawal from the following account(s) at FloridaFirst Bank. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at FloridaFirst Bank cannot be used.

    Account Number(s)            Withdrawal Amount(s)
[_______________________]     [_______________________]
[_______________________]     [_______________________]
[_______________________]     [_______________________]
     Total Withdrawal Amount  [_______________________]

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(6) Purchaser Information

a.   [ ]  Check  here if you  are an  Eligible  Account  Holder  with a  deposit account(s)  totalling  $50.00  or more on June 30,  1999.  LIST  ACCOUNT(S)
     BELOW.
b. [ ] Check here if you are a Supplemental Eligible Account Holder with a deposit account(s) totalling $50.00 or more on September 30, 2000. LIST ACCOUNT(S) BELOW.
c. [ ] Check here if you were a depositor as of_____XX, 2000 or a borrower with a loan outstanding as of_____XX, 19XX which continued to be outstanding as of_____XX, 2000. LIST ACCOUNT(S) OR LOANS(S) BELOW.
d. [ ] Check here and indicate the number of FloridaFirst Bancorp shares CURRENTLY owned by you. Complete 6(d) on reverse side for any persons associated or acting in concert with you. [__________]

Account Title (Names on Accounts)               Account Number(s)
[________________________________]          [_______________________]
[________________________________]          [_______________________]
[________________________________]          [_______________________]
[________________________________]          [_______________________]

Please Note: Failure to list all your accounts at FloridaFirst Bank may result in the loss of part or all of your subscription rights. If additional space is needed, please utilize the back of this stock order form.
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(7) Stock Registration/Form of Stock Ownership
[ ] Individual
[ ] Fiduciary (i.e. trust, estate, etc.)
[ ] Joint Tenants
[ ] Company/Corp/Partnership
[ ] Tenants in Common
[ ] Uniform Transfers to Minors Act
[ ] IRA or other Qualified Plan - Beneficial Owners SS# [___]-[__]-[____]

(8) Name(s) in which stock is to be registered (Please print clearly)
ADDING THE NAMES OF ANOTHER PERSON(S) WHO ARE NOT OWNERS OF YOUR QUALIFYING ACCOUNT(S) WILL RESULT IN YOUR ORDER BECOMING NULL AND VOID.

Name(s)                                    Social Security # or Tax ID#
[________________________________]          [_______________________]
Name(s) continued                          Social Security # or Tax ID#
[________________________________]          [_______________________]
Street Address                                 County of Residence
[________________________________]          [_______________________]
City                                          State      Zip Code
[________________________________]          [________] [___________]

(9) Telephone
Daytime                       Evening
[_______________________]     [_______________________]
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[ ]  (10) NASD Affiliation  - Check  here if you are a  member  of the  National
     Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under
     which  an  exemption  from  the  NASD's   Interpretation  With  Respect  to
     Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of three months following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.
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[ ]  (11) Associates  - Acting In Concert  Check here,  and complete the reverse side of this Stock Order Form, if you or any associates (as defined on the reverse side of this Form) or persons acting in concert with you have submitted other orders for shares in the Subscription and/or Community Offerings.
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(12) Acknowledgment  - To be effective,  this Stock Order Form and  accompanying
     Certification Form must be properly completed and physically received by FloridaFirst Bank or Florida First Bancorp MHC no later than 4:00 P.M., Eastern time, on _____, December XX, 2000, unless extended; otherwise this Stock Order Form and all subscription rights will be void. The undersigned agrees that after receipt by FloridaFirst Bank, this Stock Order Form may not be modified, withdrawn or canceled without FloridaFirst Bank or FloridaFirst Bancorp MHC's consent and if authorization to withdraw from deposit accounts at FloridaFirst Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this Stock Order Form is true, correct and complete, that I am not subject to back-up withholding, and that I am purchasing solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares herewith. It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion
     and   Reorganization   described  in  the  accompanying   Prospectus.   The
     undersigned hereby acknowledges receipt of the Prospectus at least 48 hours prior to delivery of this Stock Order Form to FloridaFirst Bank or FloridaFirst Bancorp MHC.

     Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. FloridaFirst Bank, FloridaFirst Bancorp M.H.C. and FloridaFirst Bancorp, Inc., will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.

Signature                         Date  Signature                         Date
[___________________] [_______________] [___________________] [_______________]

             CERTIFICATION FORM ON THE REVERSE SIDE MUST BE SIGNED
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



Item (6)a, (6)b, (6)c- continued
Account Title (Names on Accounts)       Account Number(s)
[_______________________]               [_______________________]
[_______________________]               [_______________________]
[_______________________]               [_______________________]
[_______________________]               [_______________________]
[_______________________]               [_______________________]

Item (6)d - continued
List below the number of FloridaFirst Bancorp shares currently owned by Associates (as defined below) or by persons acting in concert with you.
Registration Name(s) on Stock Certificate     Number of Share(s)
[_______________________]               [_______________________]
[_______________________]               [_______________________]
[_______________________]               [_______________________]
[_______________________]               [_______________________]
[_______________________]               [_______________________]

Item (11) - continued
List below all other orders submitted by you or Associates (as defined) or by persons acting in concert with you.

Name(s) listed on other Stock Order Forms     Number of Shares Ordered
[_______________________]                     [_______________________]
[_______________________]                     [_______________________]
[_______________________]                     [_______________________]
[_______________________]                     [_______________________]

"Associate" is defined as: (i) any corporation or organization other than FloridaFirst Bancorp MHC, FloridaFirst Bancorp, FloridaFirst Bank or a majority-owned subsidiary of FloridaFirst Bank or FloridaFirst Bancorp of which such person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; provided, however, such term shall not include FloridaFirst Bank, FloridaFirst Bancorp MHC, FloridaFirst Bancorp, Inc.'s employee stock benefit plans in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii)any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of FloridaFirst Bank, FloridaFirst Bancorp, Inc., FloridaFirst Bancorp MHC or any subsidiaries thereof. Directors of the FloridaFirst Bank, FloridaFirst Bancorp, Inc. or FloridaFirst Bancorp MHC are not treated as Associates solely because of their Board memberships.
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      YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK

                               CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY FLORIDAFIRST BANCORP MHC, FLORIDAFIRST BANK, FLORIDAFIRST BANCORP, INC., THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR'S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision, Regional Director of the Southeast Regional Office at (404) 892-8128.

I further certify that, before purchasing the common stock, par value $0.10 per share, of FloridaFirst Bancorp, Inc., the proposed holding company for FloridaFirst Bank, I received a prospectus of FloridaFirst Bancorp, Inc. dated November XX, 2000 relating to such offer of common stock.

The prospectus that I received contains disclosure concerning the nature of the common stock being offered by FloridaFirst Bancorp, Inc. and describes the risks involved in the investment in this common stock, including but not limited to the:

  1. Changing interest rates may adversely affect our profits.         (page XX)
  2. Increases in market rates of interest are likely to
     adversely affect our stockholders' equity.                        (page XX)
  3. Our profits may decrease due to expansion plans.                  (page XX)
  4. We intend to increase our commercial and consumer lending after the offering. The risk related to these types of loans
     is greater than the risk related to residential loans.            (page XX)
  5. The implementation of stock-based benefits will increase our
     future compensation expense and reduce our earnings.              (page XX)
  6. Low return on equity following the conversion and reorganization. (page XX)
  7. Recently the stock market has been volatile and many stocks
     have not appreciated in value.                                    (page XX)
  8. Whether or not we make a profit after the offering depends
     on our local economy and our competition.                         (page XX)
  9. Banking reform legislation may increase competition.              (page XX)
 10. New OTS Conversion Regulations                                    (page XX)

       By Executing this Certification Form, the Investor is Not Waiving
          Any Rights Under the Federal Securities Laws, Including the
              Securities Act of 1933 and the Exchange Act of 1934.

Signature                         Date  Signature                         Date
[___________________] [_______________] [___________________] [_______________]

Name (Please Print)                     Name (Please Print)
[_____________________________________] [_____________________________________]

          THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK
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[Logo]  FloridaFirst Bancorp, Inc.
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                             Stock Ownership Guide

Individual
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.
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Joint Tenants
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.
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Tenants in Common
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.
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Uniform Transfers to Minors Act ("UTMA")
Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Florida Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA, Fl. (use minor's social security number).
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Fiduciaries
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

- The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title
     (name). If an individual and a corporation, list the corporation's title before the individual.
- The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
- A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
- The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
-    The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.
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                         Stock Order Form Instructions

Items 1 and 2- Number of Shares and Total Payment Due
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the Subscription and Community Offerings is 25 shares. In the Subscription Offering, the maximum purchase by each Eligible Account Holder, Supplemental Eligible Account Holder and Other Member when combined with exchange shares is $300,000(30,000 shares), and the maximum purchase in the Community Offering by any person when combined with exchange shares is $300,000 (30,000 shares). The primary parties have reserved the right to reject the subscription of any order received in the Community Offering, in whole or in part. In addition, no person, together with associates of and persons acting in concert with such person, may purchase in the aggregate more than the number of shares of conversion stock that when combined with exchange shares received by such person would exceed the overall maximum purchase limitation of $500,000 (50,000 shares).
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Item 3- Employee/Officer/Director Information
Please check this box to indicate whether you are an employee, officer or director of FloridaFirst Bank, FloridaFirst Bancorp MHC or a member of such person's immediate family living in the same household.
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Item 4- Method of Payment by Cash or Check
Payment for shares may be made in cash (only if delivered by you in person to a full service banking office of FloridaFirst Bank) or by check, bank draft or money order payable to FloridaFirst Bank. Your funds will earn interest at the savings account rate of interest until the Conversion is completed. DO NOT MAIL CASH TO PURCHASE STOCK! Please indicate the total check(s) amount in this box if your method of payment is by check, bank draft or money order.
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Item 5- Method of Payment by Withdrawal
If you pay for your stock by a withdrawal from a deposit account at FloridaFirst
Bank  indicate  the  account   number(s)  and  the  amount  of  your  withdrawal
authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account or Qualified Plan unless special transfer arrangements are made.
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Item 6- Purchaser Information
a. Please check this box if you are an Eligible Account Holder with a deposit account(s) totaling $50.00 or more on June 30, 2000. b. Please check this box if you are a Supplemental Eligible Account Holder with a deposit account(s) totalling $50.00 or more on September 30, 2000.
c. Check here if you were a depositor as of , 2000 or a borrower with a loan outstanding as of , 19XX which continued to be outstanding as of , 2000. Please list all names on the account(s) and all account number(s) of accounts you had at these dates at FloridaFirst Bank in order to insure proper identification of your purchase rights. Please note: Failure to list all your accounts at FloridaFirst Bank may result in the loss of part or all of your subscription rights.
d. Please indicate the number of FloridaFirst Bancorp shares CURRENTLY owned by you. Please list any associates or persons acting in concert with you and share amounts on the reverse side of this Stock Order Form.
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Items 7,8 and 9- Stock Registration/Form of Stock Ownership, Names and Telephone
Number The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your FloridaFirst Bancorp, Inc. common stock. Please complete items 7, 8 and 9 as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide". Adding the names of other persons who are not owners of your qualifying accounts will result in your order becoming null and void.
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Item 10- NASD Affiliation
Please check this box if you are a member of the NASD or if this item otherwise applies to you.
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Item 11- Associates - Acting in Concert
Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the Stock Order Form.
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Item 12- Acknowledgement
Please sign and date the Stock Order Form and Certification Form where indicated. Before you sign, review the Stock Order Form, including the
acknowledgement,   and  the  Certification  Form.  Normally,  one  signature  is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.
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You may mail your  completed  stock  order  form and  certification  form in the envelope that has been provided, or you may deliver your stock order form and certification form to any full service banking branch of FloridaFirst Bank. Your stock order form and certification form, properly completed, and payment in full (or withdrawal authorization) at the subscription price must be received by FloridaFirst bank or FloridaFirst Bancorp MHC. no later than 4:00 P.M., Eastern time, on , December XX, 2000 or it will become void. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form and Certification Form, you may call our Conversion Center Monday through Friday from 10:00 a.m. to 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Wednesday, November 22, 2000 through 12:00 noon Monday, November 27, 2000, in observance of the Thanksgiving holiday.
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